UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2024

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Performance-Based Restricted Stock Unit Awards

On May 14, 2024, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”) approved the terms of the performance-based restricted stock units (“PRSUs”) to be granted in the fiscal year ending March 31, 2025 (“fiscal year 2025”) to certain eligible employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the full Board approving the terms of the PRSUs for Chief Executive Officer Andrew Wilson. The PRSUs are expected to be granted on June 17, 2024, and will be subject to the terms of the Electronic Arts Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”), and the terms set forth in the applicable PRSU award agreement. The terms of these PRSUs are substantially consistent with that of the PRSUs granted in the fiscal year ending March 31, 2024, other than the two changes described below.

The existing metrics (Net Bookings, Operating Income and relative total stockholder return (“Relative TSR”)) will remain in the fiscal year 2025 PRSU program with the same weightings. However, starting in fiscal year 2025, the index used for the Relative TSR component will be the S&P 500 Index, replacing the NASDAQ-100 Index.

For fiscal year 2025, an absolute total stockholder return component has been added to the PRSUs pursuant to which the grantee will be eligible to earn additional PRSUs based on the Company’s total stockholder return (“Absolute TSR PRSUs”) measured over a three-year performance period covering fiscal year 2025 through the fiscal year ending March 31, 2027. The Company’s total stockholder return will be calculated using the 90-day trailing average of its closing stock price at the end of the performance period compared to the average closing stock price of the Company for the 90 days preceding the commencement of the performance period. The actual number of Absolute TSR PRSUs that will be earned and eligible to vest will be determined by the Committee based on the Company’s total stockholder return for the performance period and will range from 0% to 75% of the target number of PRSUs subject to the underlying award. No Absolute TSR PRSUs will be earned unless the Company’s total stockholder return exceeds 25%.

Subject to certain exceptions, recipients of PRSUs must be employed by the Company at the end of the three-year performance period for earned PRSUs to vest (the “Vest Date”). In the event of a change in control of the Company (as defined in the 2019 Plan) prior to the Vest Date, grantees will become eligible to vest on the Vest Date in Absolute TSR PRSUs based on actual performance through the last business day preceding the change in control.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by reference to the form of PRSU award agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Management contract or compensatory plan or arrangement

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Management contract or compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 16, 2024	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
EVP of Global Affairs, Chief Legal Officer and Corporate Secretary